Exhibit (a)(1)(v)



         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

         Guidelines for Determining the Proper Identification Number to Give the Payer.--Social security numbers have nine digits separated by two hyphens, i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.



------------------------------------------------------------      -----------------------------------------------------------
                                Give the                                                        Give the
                                SOCIAL SECURITY                                                 SOCIAL SECURITY
For this type of account        number of--                       For this type of account      number of--
------------------------------------------------------------      -----------------------------------------------------------
1. An individual's account      The individual                    8. Sole proprietorship        The owner(4)
                                                                     account

2. Two or more individuals      The actual owner of the           9. A valid trust, estate, or  The legal entity (do not
   (joint account)              account or, if combined            pension trust                furnish the identifying
                                funds, the first                                                number of the personal
                                individual on the                                               representative or trustee
                                account(1)                                                      unless the legal entity
                                                                                                itself is not designated in
                                                                                                the account title) (5)

3. Husband and wife (joint      The actual owner of the           10. Corporate account         The corporation
   account)                     account, or if joint
                                funds, either person (1)

4. Custodian account of a       The minor(2)                      11. Religious, charitable     The organization
   minor (Uniform Gift to                                             or educational
   Minors Act)                                                        organization account

5. Adult and minor (joint       The adult or, if the minor        12. Partnership account       The  partnership
   account)                     is the only contributor,              held in the name of the
                                the minor(l)                          business

6. Account in the name of       The ward, minor, or               13. Association, club, or     The organization
   guardian or committee for    incompetent person (3)                other tax-exempt
   a designated ward, minor,                                          organization
   or incompetent person

7. a. A revocable savings       The grantor trustee(1)            14. A broker or registered    The broker or nominee
   trust account (in which                                            nominee
   grantor is also trustee)

   b. Any "trust" account that  The actual owner                  15. Account with the          The public entity
   is not a legal or valid                                            Department of
   trust under State law                                              Agriculture in the name
                                                                      of a public entity (such
                                                                      as a state or local
                                                                      government, school
                                                                      district, or prison)
                                                                      that receives
                                                                      agricultural program
                                                                      payments
------------------------------------------------------------      -----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward, minor or incompetent person's name and furnish such person's social security number.

(4) Show the individual name of the owner. The business or DBA name may be added under "Business name." The owner's social security number or employer identification number may be used.

(5) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the name of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

         If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

         To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

         Unless otherwise noted herein, all references below to section numbers or to regulations are referenced to the Internal Revenue Code and the regulations promulgated thereunder.

         Payees  generally   exempted  from  backup   withholding   include  the
following:

         o  A corporation.

         o  A financial institution.


         o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

         o  The United States or any agency or instrumentality thereof.

         o A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

         o  A  foreign  government  or  a  political   subdivision,   agency  or
            instrumentality thereof.

         o An international organization or any agency or instrumentality thereof.

         o A dealer in securities or commodities registered in the United States or a possession of the United States.

         o A middleman known in the investment community as a nominee or custodian.

         o A futures commission merchant registered with the Commodity Futures Trading Commission.

         o  A real estate investment trust.

         o  A common trust fund operated by a bank under section 584(a).

         o  An  exempt  charitable   remainder  trust,  or  a  non-exempt  trust
            described in section 4947(a)(1).

         o An entity registered at all times during the tax year under the Investment Company Act of 1940.

         o  A foreign central bank of issue.

         o  A nonresident alien subject to withholding under section 1441.

         Exempt payees described above should still file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

         Privacy Act Notices -- Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold a percentage (currently at 28%) of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE